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                                                                    EXHIBIT 10.5


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                             NOTE PURCHASE AGREEMENT

                            USRP FUNDING 2001-A, L.P.

                         TRIPLE NET LEASE MORTGAGE NOTES

                                     between


                            USRP FUNDING 2001-A, L.P.
                                    as Issuer


                                       and


                  BANC OF AMERICA MORTGAGE CAPITAL CORPORATION
                                  as Purchaser


                           dated as of January 9, 2001






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                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. CERTAIN DEFINED TERMS............................................1
SECTION 1.02. OTHER DEFINITIONAL PROVISIONS....................................3

                                   ARTICLE II

                                     CLOSING

SECTION 2.01. PURCHASE.........................................................4
SECTION 2.02. CLOSING..........................................................4

                                   ARTICLE III

                             CONDITIONS PRECEDENT TO
                                PURCHASE OF NOTES

SECTION 3.01. CLOSING SUBJECT TO CONDITIONS PRECEDENT..........................5

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

SECTION 4.01. THE ISSUER.......................................................7
SECTION 4.02. SECURITIES ACT...................................................9
SECTION 4.03. NO FEE...........................................................9
SECTION 4.04. INFORMATION......................................................9
SECTION 4.05. THE NOTES........................................................9
SECTION 4.06. USE OF PROCEEDS..................................................9
SECTION 4.07. TAXES,ETC.......................................................10
SECTION 4.08. FINANCIAL CONDITION.............................................10

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

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          WITH RESPECT TO THE PURCHASER

SECTION 5.01.   ORGANIZATION..................................................11
SECTION 5.02.   AUTHORITY, ETC................................................11
SECTION 5.03.   SECURITIES ACT................................................11
SECTION 5.04.   CONFLICTS WITH LAW ...........................................11
SECTION 5.05.   CONFLICTS WITH AGREEMENTS, ETC................................12

                                   ARTICLE VI

                             COVENANTS OF THE ISSUER

SECTION 6.01.   INFORMATION FROM THE ISSUER...................................13
SECTION 6.02.   ACCESS TO INFORMATION.........................................13
SECTION 6.03.   OWNERSHIP AND SECURITY INTERESTS; FURTHER ASSURANCES..........13
SECTION 6.04.   COVENANTS.....................................................14
SECTION 6.05.   AMENDMENTS....................................................14
SECTION 6.06.   WITH RESPECT TO THE EXEMPT STATUS OF THE NOTES................14

                                   ARTICLE VII

                              ADDITIONAL COVENANTS

SECTION 7.01.   LEGAL CONDITIONS TO CLOSING...................................15
SECTION 7.02.   EXPENSES......................................................15
SECTION 7.03.   MUTUAL OBLIGATIONS............................................15
SECTION 7.04.   RESTRICTIONS ON TRANSFER......................................15
SECTION 7.05.   CONFIDENTIALITY...............................................15

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01.   INDEMNIFICATION OF PURCHASER..................................17
SECTION 8.02.   PROCEDURE AND DEFENSE.........................................17

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01.   AMENDMENTS....................................................19
SECTION 9.02.   NOTICES.......................................................19
SECTION 9.03.   NO WAIVER; REMEDIES...........................................19
SECTION 9.04.   BINDING EFFECT; ASSIGNABILITY.................................19
SECTION 9.05.   PROVISION OF DOCUMENTS AND INFORMATION........................20
SECTION 9.06.   GOVERNING LAW; JURISDICTION...................................20

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

SECTION 9.07.   EXECUTION IN COUNTERPARTS.....................................20
SECTION 9.08.   SURVIVAL......................................................20

Schedule I        -        Information for Notices




                                       iii
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        NOTE PURCHASE AGREEMENT dated as of January 9, 2001 (this "Note Purchase
Agreement"), between USRP FUNDING 2001-A, L.P. (the "Issuer") and BANC OF
AMERICA MORTGAGE CAPITAL CORPORATION ("Banc of America," and in its capacity as Purchaser hereunder, the "Purchaser").

        The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.01. CERTAIN DEFINED TERMS. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture (as defined below). Additionally, the following terms shall have the following meanings:

        "BASIC DOCUMENTS" means the Contribution Agreement, the Engagement Letter, the Fee Letters, the Guaranty, the Indenture, this Note Purchase Agreement, the Property Management Agreement and the Security Instruments.

        "CLOSING" shall have the meaning set forth in Section 2.02.

        "CLOSING DATE" shall have the meaning set forth in Section 2.02.

        "CONFIDENTIAL INFORMATION" means all marketing information, financial information, terms sheets and other information concerning the transactions contemplated hereby, prepared by or for the benefit of the Issuer, the Purchaser and their respective Affiliates.

        "CONTRIBUTION AGREEMENT" means the Contribution Agreement dated as of January 9, 2001 between USRP and the Issuer.

        "ENGAGEMENT LETTER" means the Engagement Letter dated December 15, 2000 between Banc of America Securities LLC and USRP.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

        "FEE LETTERS" means the Advisory Fee Letter and the Bridge Fee Letter, each dated January 9, 2000 and each between the Purchaser and the Issuer.

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        "GOVERNMENTAL ACTIONS" means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

        "GOVERNMENTAL AUTHORITY" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

        "GOVERNMENTAL RULES" means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

        "GUARANTORS" shall have the meaning provided in the Guaranty.

        "GUARANTY" means the Guaranty dated as of January 9, 2001 from USV, USRP and their affiliates listed on Exhibit A thereto for the benefit of the Indenture Trustee on behalf of the Noteholders.

        "INDEMNIFIED PARTY" means the Purchaser and any of its officers, directors, employees, agents, representatives, assignees and Affiliates and any Person who controls the Purchaser or its Affiliates within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act.

        "INDENTURE" means the Indenture dated as of January 9, 2001 between the Issuer as Issuer and Wells Fargo Bank Minnesota, N.A. as Indenture Trustee.

        "INVESTMENT COMPANY ACT" shall have the meaning provided in Section 4.01(i).

        "LIEN" means, with respect to any asset, (a) any mortgage, lien, pledge, charge, security interest, hypothecation, option or encumbrance of any kind in respect of such asset or (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

        "NOTES" means the USRP Funding 2001-A, L.P. Triple Net Lease Mortgage Notes issued by the Issuer pursuant to the Indenture.

        "PROPERTY MANAGEMENT AGREEMENT" means the Property Management Agreement dated as of January 9, 2001 among the Issuer, USRP and the Indenture Trustee.

        "PURCHASER" means the Purchaser and its successors and assigns.

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        "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

        "SECURITY INSTRUMENT" shall have the meaning provided in the Indenture.

        SECTION 1.02. OTHER DEFINITIONAL PROVISIONS.

        (a) All terms defined in this Note Purchase Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

        (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

        (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Note Purchase Agreement shall refer to this Note Purchase Agreement as a whole and not to any particular provision of this Note Purchase Agreement; and Section, subsection, Schedule and Exhibit references contained in this Note Purchase Agreement are references to Sections, subsections, and Exhibits in or to this Note Purchase Agreement unless otherwise specified.

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                                   ARTICLE II

                                     CLOSING

        SECTION 2.01. PURCHASE. On the Closing Date, the Purchaser agrees to purchase the Notes, at par, in the aggregate Note Principal Balance of $175,000,000, subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein.

        SECTION 2.02. CLOSING. The closing (the "CLOSING") of the purchase of the Notes shall take place at 10:00 a.m. at the offices of Thacher Proffitt & Wood, 2 World Trade Center, New York, New York 10048 on January 9, 2001, or if the conditions to closing set forth in Article III of this Note Purchase Agreement shall not have been satisfied or waived by such date, at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the "CLOSING DATE").

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                                   ARTICLE III

                             CONDITIONS PRECEDENT TO
                                PURCHASE OF NOTES

        SECTION 3.01. CLOSING SUBJECT TO CONDITIONS PRECEDENT. The obligation of the Purchaser to purchase the Notes is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Purchaser in its sole discretion):

        (a) PERFORMANCE BY THE ISSUER, USV, USRP, THE PROPERTY MANAGER AND THE GUARANTORS. All the terms, covenants, agreements and conditions of the Basic Documents to be complied with and performed by the Issuer, USV, USRP, the Property Manager and the Guarantors on or before the Closing Date shall have been complied with and performed in all material respects.

        (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Issuer, USV, USRP, the Property Manager and the Guarantors made in the Basic Documents shall be true and correct in all material respects as of the Closing Date (except to the extent they expressly relate to an earlier or later time).

        (c) OFFICER'S CERTIFICATE. The Purchaser shall have received in form and substance reasonably satisfactory to the Purchaser an Officer's Certificate from the Issuer, USV, USRP, the Property Manager and each Guarantor, dated the Closing Date, certifying to the satisfaction of the conditions set forth in the preceding paragraphs (a) and (b).

        (d) OPINIONS OF COUNSEL TO USV, USRP, THE PROPERTY MANAGER, THE GUARANTORS AND THE ISSUER. Counsel to the Issuer, USV, USRP, the Property Manager and the Guarantors shall have delivered to the Purchaser favorable opinions, dated as of the Closing Date and satisfactory in form and substance to the Purchaser and its counsel.

        (e) OPINIONS OF COUNSEL TO THE INDENTURE TRUSTEE. Counsel to the Indenture Trustee shall have delivered to the Purchaser a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser and its counsel.

        (f) FILINGS AND RECORDATIONS. The Purchaser shall have received evidence reasonably satisfactory to it of (i) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the conveyance by USRP to the Issuer of the Collateral including, without limitation, the Properties and Leases conveyed pursuant to the Contribution Agreement and the proceeds thereof and (ii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the grant of a first priority perfected security interest in the Collateral including, without limitation, the Properties and Leases, in favor of the Indenture Trustee, subject to no Liens prior to the Lien of the Indenture.

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        (g) DOCUMENTS. The Purchaser shall have received a duly executed counterpart of each of the Basic Documents, in form acceptable to the Purchaser, the Notes and each and every document or certification delivered by any party in connection with any of the Basic Documents or the Notes, and each such document shall be in full force and effect.

        (h) ACTIONS OR PROCEEDINGS. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Basic Documents, the Notes and the documents related thereto in any material respect.

        (i) APPROVALS AND CONSENTS. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Basic Documents, the Notes and the documents related thereto shall have been obtained or made.

        (j) ACCOUNTS. The Purchaser shall have received evidence reasonably satisfactory to it that the Collection Account and the Payment Account has each been established in accordance with the terms of the Indenture.

        (k) FEES AND EXPENSES. The fees and expenses payable by the Issuer pursuant to the Fee Letters and Section 7.02 shall have been paid.

        (l) WAIVERS. The Purchaser shall have received evidence to its satisfaction that either (i) the transaction contemplated by the Basic Documents does not conflict with or violate the terms of any material agreement to which the Issuer or any Guarantor are a party or (ii) any such conflict or violation has been waived by all relevant parties.

        (m) PROCEEDINGS IN CONTEMPLATION OF SALE OF NOTES. All actions and proceedings undertaken by the Issuer, USV, USRP, the Property Manager and the Guarantors in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in all respects to the Purchaser and its counsel.

        (n) FINANCIAL COVENANTS. The Guarantors shall be in compliance with the financial covenants set forth in the Section 2.2(k) of the Guaranty.

        (o) OTHER DOCUMENTS. The Issuer, USV, USRP, the Property Manager and the Guarantors shall have furnished to the Purchaser such other opinions, information, certificates and documents as the Purchaser may reasonably request.

        If any condition specified in this Section 3.01 shall not have been fulfilled when and as required to be fulfilled, this Note Purchase Agreement may be terminated by the Purchaser by notice to USRP and the Issuer at any time at or prior to the Closing Date, and the Purchaser shall incur no liability as a result of such termination.

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                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER


        SECTION 4.01. THE ISSUER. The Issuer hereby makes the following representations and warranties to the Purchaser, as of the Closing Date, and the Purchaser shall be deemed to have relied on such representations and warranties in purchasing the Notes:

        (a) The Issuer has been duly organized and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware, with requisite power and authority to own its properties and to transact the business in which it is now engaged, and is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a material adverse effect on the Issuer or any of the Properties or any adverse effect on the interests of the Purchaser.

        (b) The issuance, sale, assignment and conveyance of the Notes, the performance of the Issuer's obligations under each Basic Document to which it is a party and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Basic Documents), charge or encumbrance upon any of the property or assets of the Issuer or any of its Affiliates pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents or any Governmental Rule applicable to the Issuer, in each case which could be expected to have a material adverse effect on the transactions contemplated therein.

        (c) No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery to the Purchaser of the Notes. No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery of any of the Basic Documents to which the Issuer is a party or the consummation by the Issuer of the transactions contemplated thereby except for any requirements under state securities or "blue sky" laws in connection with any transfer of the Notes.

        (d) The Issuer possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects.

        (e) Each of the Basic Documents to which the Issuer is a party has been duly authorized, executed and delivered by the Issuer and is a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to enforcement of bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

        (f) The execution, delivery and performance by the Issuer of each of its obligations under each of the Basic Documents to which it is a party will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of its properties are subject or of any statute, order or regulation applicable to the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer or any of its properties, in each case which could be expected to have a material adverse effect on any of the transactions contemplated therein.

        (g) The Issuer is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Issuer or the transactions contemplated by the Basic Documents. The Issuer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer that materially and adversely affects, or may in the future materially and adversely affect (i) the ability of the Issuer to perform its obligations under any of the Basic Documents to which it is a party or (ii) the business, operations, financial condition, properties, assets or prospects of the Issuer.

        (h) There are no actions or proceedings against, or investigations of, the Issuer pending, or, to the knowledge of the Issuer threatened, before any Governmental Authority, court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of any of the Basic Documents, or (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Basic Documents or the Notes, or (iii) that, if adversely determined, could materially and adversely affect the business, operations, financial condition, properties, assets or prospects of the Issuer or the validity or enforceability of, or the performance by the Issuer of its respective obligations under, any of the Basic Documents to which it is a party or (iv) seeking to affect adversely the income tax attributes of the Notes.

        (i) The Issuer is not, and neither the issuance and sale of the Notes to the Purchaser nor the activities of the Issuer pursuant to the Basic Documents, shall render the Issuer an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

        (j) It is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

        (k) The Issuer is solvent and has adequate capital for its business and undertakings.

        (l) The chief executive offices of the Issuer are located at 12240 Inwood Road, Suite 200, Dallas, Texas, 75244.

        (m) There are no contracts, agreements or understandings between the Issuer and any Person granting such Person the right to require the filing at any time of a registration statement under the Securities Act with respect to the Notes.

        SECTION 4.02. SECURITIES ACT. Assuming the accuracy of the representations and warranties of and compliance with the covenants of the Purchaser, contained herein, the sale of the Notes pursuant to this Note Purchase Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of the offer or sale of the Notes, no form of general solicitation or general advertising was used by the Issuer, any Affiliates of the Issuer or any person acting on its or their behalf, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Issuer, any Affiliates of the Issuer nor any Person acting on its or their behalf has offered or sold, nor will the Issuer or any Person acting on its behalf offer or sell directly or indirectly, the Notes or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by the Purchaser and compliance with the applicable provisions of the Indenture with respect to each transfer of the Notes, would render the issuance and sale of the Notes as contemplated hereby a violation of Section 5 of the Securities Act or the registration or qualification requirements of any state securities laws, nor has any such Person authorized, nor will it authorize, any Person to act in such manner.

        SECTION 4.03. NO FEE. Neither the Issuer, nor USRP, nor any of their Affiliates has paid or agreed to pay to any Person any compensation for soliciting another to purchase the Notes.

        SECTION 4.04. INFORMATION. The information provided pursuant to Section 6.01(a)hereof will, at the date thereof, be true and correct in all material respects.

        SECTION 4.05. THE NOTES. The Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with this Note Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture.

        SECTION 4.06. USE OF PROCEEDS. No proceeds of a purchase hereunder will be used (i) for a purpose that violates or would be inconsistent with Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or
(ii) to acquire any security in any transaction in violation of Section 13 or 14 of the Exchange Act.

        SECTION 4.07. TAXES, ETC. Any taxes, fees and other charges of Governmental Authorities applicable to the Issuer, USV, USRP, the Property Manager and the Guarantors, except for franchise or income taxes, in connection with the execution, delivery and performance by such parties of each Basic Document to which they are parties, the issuance of the Notes or otherwise applicable to such parties in connection with the Collateral have been paid or will be paid by the such parties, as applicable, at or prior to the Closing Date to the extent then due.

        SECTION 4.08. FINANCIAL CONDITION. On the date hereof, neither the Issuer nor USRP is or will be insolvent or the subject of any voluntary or involuntary bankruptcy proceeding.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          WITH RESPECT TO THE PURCHASER

        The Purchaser hereby makes the following representations and warranties, as to itself, to the Issuer.

        SECTION 5.01. ORGANIZATION. The Purchaser has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization with power and authority to own its properties and to transact the business in which it is now engaged.

        SECTION 5.02. AUTHORITY, ETC. The Purchaser has all requisite power and authority to enter into and perform its obligations under this Note Purchase Agreement and to consummate the transactions herein contemplated. The execution and delivery by the Purchaser of this Note Purchase Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary organizational action on the part of the Purchaser. This Note Purchase Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Neither the execution and delivery by the Purchaser of this Note Purchase Agreement nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the fulfillment by the Purchaser of the terms hereof, will conflict with, or violate, result in a breach of or constitute a default under any term or provision of the Purchaser's organizational documents or any Governmental Rule applicable to the Purchaser.

        SECTION 5.03. SECURITIES ACT. The Purchaser will acquire the Notes pursuant to this Note Purchase Agreement without a view to any public distribution thereof, and will not offer to sell or otherwise dispose of the Notes (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable state or other securities laws, or by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) and will comply with the requirements of the Indenture. The Purchaser acknowledges that it has no right to require the Issuer or any other Person to register the Notes under the Securities Act or any other securities law.

        SECTION 5.04. CONFLICTS WITH LAW . The execution, delivery and performance by the Purchaser of its obligations under this Note Purchase Agreement will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or of any statute, order or regulation applicable to the Purchaser of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Purchaser, in each case which could be expected to have a material adverse effect on the transactions contemplated therein.

        SECTION 5.05. CONFLICTS WITH AGREEMENTS, ETC. The Purchaser is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be materially adverse to the Purchaser in the performance of its obligations or duties under any of the Basic Documents to which it is a party. The Purchaser is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Purchaser that materially and adversely affects, or which could be expected in the future to materially and adversely affect the ability of the Purchaser to perform its obligations under this Note Purchase Agreement.
                                       12
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                                   ARTICLE VI

                             COVENANTS OF THE ISSUER

        SECTION 6.01. INFORMATION FROM THE ISSUER. So long as the Notes remain outstanding, the Issuer shall furnish to the Purchaser:

        (a) such information (including financial information), documents, records or reports with respect to the Collateral, the Properties, the Leases, the Tenants, the Issuer, USV, USRP, the Property Manager or the Guarantors as the Purchaser may from time to time reasonably request;

        (b) as soon as possible and in any event within five (5) Business Days after the occurrence thereof, notice of each Replacement Event under the Property Management Agreement or Event of Default under the Indenture, and each Default; and

        (c) promptly and in any event within 30 days after the occurrence thereof, written notice of a change in address of the chief executive office of the Issuer.

        SECTION 6.02. ACCESS TO INFORMATION. So long as the Notes remain outstanding, the Issuer shall, at any time and from time to time during regular business hours, or at such other reasonable times upon reasonable notice to the Issuer permit the Purchaser, or their agents or representatives to:

        (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Issuer relating to the Collateral, the Properties, the Leases, the Tenants, the Issuer, USV, USRP, the Property Manager and the Guarantors as may be requested, and

        (b) visit the offices and property of the Issuer for the purpose of examining such materials described in clause (a) above.

        Except as provided in Section 9.05, information obtained by the Purchaser pursuant to this Section 6.02 and Section 6.01 herein shall be held in confidence in accordance with and to the extent provided in Section 7.05.

        SECTION 6.03. OWNERSHIP AND SECURITY INTERESTS; FURTHER ASSURANCES. The Issuer will take all action necessary to maintain the Issuer's ownership interest in the Collateral, including without limitation, the Properties and the Leases and the other items conveyed pursuant to the Contribution Agreement. The Issuer will take all action necessary to maintain the Indenture Trustee's security interest in the Collateral, including without limitation, the Properties and the Leases and the other items pledged to the Indenture Trustee pursuant to the Indenture.

        The Issuer agrees to take any and all acts and to execute any and all further instruments reasonably necessary or requested by the Purchaser to more fully effect the purposes of this Note Purchase Agreement.

        SECTION 6.04. COVENANTS. The Issuer shall duly observe and perform each of its respective covenants set forth in each of the Basic Documents to which it is a party.

        SECTION 6.05. AMENDMENTS. The Issuer shall not make, or permit any Person to make, any amendment, modification or change to, or provide any waiver under any Basic Document to which the Issuer is a party without the prior written consent of the Purchaser.

        SECTION 6.06. WITH RESPECT TO THE EXEMPT STATUS OF THE NOTES.

        (a) Neither the Issuer nor any of its Affiliates, nor any Person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

        (b) Neither the Issuer nor any of its Affiliates, nor any Person acting on their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities
Act) in connection with any offer or sale of the Notes.

                                   ARTICLE VII

                              ADDITIONAL COVENANTS

          SECTION 7.01. LEGAL CONDITIONS TO CLOSING. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Note Purchase Agreement.

        SECTION 7.02. EXPENSES.

        (a) The Issuer covenants that, whether or not the Closing takes place, except as otherwise expressly provided herein, all reasonable costs and expenses incurred in connection with this Note Purchase Agreement and the transactions contemplated hereby shall be paid by the Issuer.

        (b) The Issuer covenants to pay as and when billed by the Purchaser all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and in the other Basic Documents including, without limitation, (i) all reasonable fees, disbursements and expenses of counsel to the Purchaser, and (ii) all reasonable fees and expenses of the Indenture Trustee and its counsel.

        SECTION 7.03. MUTUAL OBLIGATIONS. On and after the Closing, each party hereto will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Note Purchase Agreement.

        SECTION 7.04. RESTRICTIONS ON TRANSFER. The Purchaser agrees that it will comply with the restrictions on transfer of the Notes set forth in the Indenture and resell the Notes only in compliance with such restrictions.

        SECTION 7.05. CONFIDENTIALITY. Each of the Purchaser and the Issuer shall hold in confidence all Confidential Information and shall not, at any time hereafter, use, disclose or divulge any such information, knowledge or data to any Person except:

        (a) Information which at the time of disclosure is a part of the public knowledge or literature and readily accessible;

        (b) Information as required to be disclosed by a Governmental Authority;

        (c) Disclosure to a Person that has entered into a confidentiality agreement, acceptable to the Purchaser and the Issuer; or

        (d) Information that is deemed by the Purchase reasonably necessary to disclose in connection with its exercise of any rights or remedies under the Basic Documents.

                                  ARTICLE VIII

                                 INDEMNIFICATION

        SECTION 8.01. INDEMNIFICATION OF PURCHASER. The Issuer hereby agrees to indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages, liabilities, expenses or judgments (including accounting fees and reasonable legal fees and other expenses incurred in connection with this Note Purchase Agreement or any other Basic Document and any action, suit or proceeding or any claim asserted) (collectively, "LOSSES"), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with any information prepared by and furnished or to be furnished by any of the Issuer, USV, USRP, the Property Manager or any Guarantor pursuant to or in connection with the transactions contemplated hereby including, without limitation, such written information as may have been and may be furnished in connection with any due diligence investigation with respect to the business, operations, financial condition of the Issuer, USV, USRP, the Property Manager or any Guarantor or with respect to the Properties, the Leases or the Tenants, to the extent such information contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein in the light of the circumstances under which such statements were made not misleading, except with respect to any such information used by such Indemnified Party in violation of the Basic Documents which results in such Losses. The indemnities contained in this Section 8.01 will be in addition to any liability which the Issuer or USV, USRP, the Property Manager or any Guarantor may otherwise have pursuant to this Note Purchase Agreement and any other Basic Document.

        SECTION 8.02. PROCEDURE AND DEFENSE. In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any Indemnified Party in respect of which indemnity may be sought pursuant to Section 8.01, such Indemnified Party shall promptly notify the Issuer in writing and, upon request of the Indemnified Party, the Issuer shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the indemnifying party may designate and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided that failure to give such notice or deliver such documents shall not affect the rights to indemnity hereunder unless such failure materially prejudices the rights of the Indemnified Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel of the Issuer, but the reasonable fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (i) the employment of counsel by the Indemnified Party at its expense has been reasonably authorized in writing by the Issuer, (ii) the Issuer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the Issuer and one or more Indemnified Parties, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to them which are materially different from or additional to those available to the Issuer. Reasonable expenses of counsel to any Indemnified Party shall be reimbursed by the Issuer as they are incurred. The Issuer shall not be liable for any settlement of any proceeding affected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Issuer shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

                                   ARTICLE IX

                                  MISCELLANEOUS

        SECTION 9.01. AMENDMENTS. No amendment or waiver of any provision of this Note Purchase Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 9.02. NOTICES. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) and mailed, telecopied (with a copy delivered by overnight courier) or delivered, as to each party hereto, at its address as set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be deemed effective upon receipt thereof, and in the case of telecopies, when receipt is confirmed by telephone.

        SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 9.04. BINDING EFFECT; ASSIGNABILITY.

        (a) This Note Purchase Agreement shall be binding upon and inure to the benefit of the Issuer and the Purchaser and their respective permitted successors and assigns (including any subsequent holders of the Notes); PROVIDED, HOWEVER, the Issuer shall not have any right to assign its rights hereunder or interest herein (by operation of law or otherwise) without the prior written consent of the Purchaser.

        (b) The Purchaser may, in the ordinary course of its business and in accordance with its representations contained herein, the Basic Documents and applicable law, including applicable securities laws, at any time sell to one or more Persons (each, a "PARTICIPANT"), participating interests in all or a portion of its rights and obligations under this Note Purchase Agreement. Notwithstanding any such sale by the Purchaser of participating interests to a Participant, the Purchaser's rights and obligations under this Note Purchase Agreement shall remain unchanged, the Purchaser shall remain solely responsible for the performance thereof, and the Issuer shall continue to deal solely and directly with the Purchaser and shall have no obligations to deal with any Participant in connection with the Purchaser's rights and obligations under this Note Purchase Agreement.

        (c) This Note Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Notes shall have been paid in full.

        SECTION 9.05. PROVISION OF DOCUMENTS AND INFORMATION. The Issuer acknowledges and agrees that the Purchaser is permitted to provide to any subsequent Purchaser, permitted assignees and Participants, opinions, certificates, documents and other information relating to the Issuer and the Properties delivered to the Purchaser pursuant to this Note Purchase Agreement provided that with respect to Confidential Information, such subsequent Purchaser, permitted assignees and Participants agree to be bound by Section
7.05 hereof.

        SECTION 9.06. GOVERNING LAW; JURISDICTION. THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS NOTE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

        SECTION 9.07. EXECUTION IN COUNTERPARTS. This Note Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        SECTION 9.08. SURVIVAL. All representations, warranties, covenants, guaranties and indemnifications contained in this Note Purchase Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Notes.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

                                   USRP FUNDING 2001-A, L.P.

                                   By: USRP (SFGP), LLC


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Fred Margolin
                                      Title: Manager


                                   BANC OF AMERICA MORTGAGE CAPITAL
                                   CORPORATION


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   SCHEDULE I
                             INFORMATION FOR NOTICES


Issuer:

USRP Funding 2001-A, L.P.
12240 Inwood Road, Suite 300
Dallas, Texas  75244
Attention:  Asset Management Department
Telephone:  (972) 387-1487
Facsimile:  (972) 490-9119

Property Manager:

U.S. Restaurant Properties Operating, L.P.
12240 Inwood Road, Suite 300
Dallas, Texas  75244
Attention:  Asset Management Department
Telephone:  (972) 387-1487
Facsimile:  (972) 490-9119

Indenture Trustee:

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attention:  Corporate Trust Services (CMBS) - USRP 2001-A
Telephone:  410-884-2000
Facsimile:  410-884-2360

Directing Noteholder:

Banc of America Mortgage Capital Corporation
100 North Tyron Street
Charlotte, NC 28255
Attention:  Jeffrey B. Hoyle
Telephone:  704-388-4385
Facsimile:  704-388-8841


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